Overstock Appoints Marcus Lemonis to Board of Directors  Chairman and Chief Executive Officer at Camping World (NYSE:CWH)  25-years of experience in business development and retail growth  Expertise in business acquisition and integration MIDVALE, Utah – October 3, 2023 – The Board of Directors of Overstock.com, Inc. (NASDAQ:OSTK) has appointed Marcus Lemonis as its newest independent director, effective October 2, 2023. Lemonis is currently the Chairman and Chief Executive Officer (CEO) of Camping World (NYSE:CWH). He brings a broad and diverse experience in growing and scaling companies from the inside out. He’s well-known for improving small businesses on CNBC’s The Profit where he helped them focus on their people, process, and products to achieve stability and profitability. Lemonis also helps homeowners improve the value and function of their homes on his hit TV show, The Renovator. He has more than 25 years of business development, corporate retail, and entrepreneurship experience. Under his leadership and vision, Lemonis has grown Camping World and Good Sam from the ground up to become the world’s largest RV and outdoor retailer and affinity group. Today the company operates in more than 40 states with over 13,000 employees. Good Sam, the world’s largest affinity organization registers over 5.2 million active consumers, spanning a host of products and services, covering protective services, financial services, and lifestyle products. His approach to business management is putting employees first, ensuring a culture that allows people to thrive. “We are delighted to welcome Marcus to the board,” said current Overstock Chairwoman of the Board, Allison Abraham. “As a CEO of a publicly traded company, he brings a wealth of experience in leadership, retail, branding and customer engagement that will complement the current board’s strengths and position the company for growth and success. I am excited for Marcus to take on a larger leadership role on the board in the future as we continue with our transformation to the new Bed Bath & Beyond brand.” “I am thrilled to augment our board with Marcus’s experience,” said Jonathan Johnson, CEO of the new Bed Bath & Beyond and board member. “With our recent acquisition of Bed Bath & Beyond, it’s a transformational time for our company and his expertise in growing and scaling businesses will be invaluable. I’m confident that his strong business acumen will allow him to meaningfully contribute to the company during this pivotal time. As Marcus becomes more familiar with the company, I expect to work closely with him as he takes a bigger and more meaningful role on the board.”

“This appointment merges many of my personal and professional interests,” said Lemonis. “Reinventing and reformatting businesses is a passion and focus of mine. I’m excited about the opportunities that lay ahead for the new Bed Bath & Beyond. I’m enthusiastic about joining the company’s Board of Directors as it embarks on a new phase of growth with an iconic consumer brand.” With the addition of Lemonis, the Overstock board now has nine members, eight of whom are independent. About Marcus Lemonis Many know him as the “business turnaround king” and star of CNBC’s prime time reality series The Profit. Lemonis’ notoriety has been established by his tenacity, shrewdness, and determination. His biggest business success is as the chairman and CEO of Camping World, the nation’s largest RV and outdoor retailer, and Good Sam, the world’s largest RV owner’s organization. On his TV show, The Profit, he lends his expertise to struggling small businesses around the country, judging, and improving them with the “3P” principle: “People / Process / Product.” Lemonis also helps homeowners improve the value and function of their homes on his hit TV show, The Renovator. For more information, visit MarcusLemonis.com. About Overstock.com Overstock.com, Inc. (NASDAQ:OSTK) is a technology-focused innovator based in Midvale, Utah and owner of the Bed Bath & Beyond brand and other intellectual property related to the brand. Bed Bath & Beyond is an online home furnishings and furniture retailer in the United States and Canada. The leading ecommerce website sells a broad range of new home products at low prices, including furniture, décor, area rugs, bedding and bath, home improvement, and more. The online shopping site features millions of products that tens of millions of customers visit each month. Overstock regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website. Bed Bath & Beyond, Beyond, Welcome Rewards, Overstock, and Overstock.com are trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners. Cautionary Note Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding our board of directors and future actions. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 24, 2023, Form 10-Q for the fiscal quarter ended March 31, 2023, which was filed with the SEC on May 2, 2023, Form 10-Q for the fiscal quarter ended June 30, 2023, which was filed with the SEC on July 31, 2023, and in our subsequent filings with the SEC.

Contacts Investor Relations: Lavesh Hemnani ir@overstock.com Media Relations: Sarah Factor pr@overstock.com